Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Logan H. Hennessey and Nancy Lipson and each of them acting individually and with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, in his or her name and on his or her behalf, to do any and all acts and things and to execute, in the name of the undersigned, any and all instruments which said attorney-in-fact and agent may deem necessary or advisable to enable Newmont Goldcorp Corporation (formerly known as Newmont Mining Corporation) (the “Corporation”) to comply with the Securities Act of 1933, as amended, and any rules, regulations or requirements of the Securities and Exchange Commission (the “Commission”) in respect thereof, including, without limitation, the power and authority (i) to sign his or her name in any and all capacities (including his or her capacity as a director and/or officer of the Corporation) to the Registration Statement on Form S-8 or such other form as may be appropriate and any amendments thereto (including post-effective amendments), to be filed with the Commission registering 1,193,703 shares of common stock, par value $1.60 per share, of the Corporation issuable upon the exercise of stock options outstanding as of April 18, 2019 under the Goldcorp Inc. (“Goldcorp”) amended and restated 2005 Stock Option Plan, assumed by the Corporation pursuant to an arrangement agreement, dated as of January 14, 2019, which was subsequently amended on February 19, 2019 (the “Arrangement Agreement”), by and between the Corporation and Goldcorp as a result of the consummation of the transactions contemplated by the Arrangement Agreement on April 18, 2019, and to file the same with the Commission and any applicable securities exchange or securities regulatory body; and (ii) to sign the undersigned’s name in any and all capacities (including his or her capacity as a director and/or officer of the Corporation) any and all instruments or documents filed as part of or in connection with such Registration Statement or any amendments thereto (including post-effective amendments) and to file the same with the appropriate authorities; and the undersigned hereby ratifies and confirms all that said attorney-in-fact and agent shall lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

[signature page follows]

IN WITNESS WHEREOF, the undersigned have subscribed these presents in the capacities and on the dates indicated:

Signature	Title of Capacities	Date

/s/ Gary J. Goldberg	Chief Executive Officer and Director	June 13, 2019
Gary J. Goldberg	(Principal Executive Officer)

/s/ Nancy K. Buese	Executive Vice President and Chief Financial	June 13, 2019
Nancy K. Buese	Officer (Principal Financial Officer)

/s/ John W. Kitlen	Vice President, Controller and Chief Accounting	June 13, 2019
John W. Kitlen	Officer (Principal Accounting Officer)

/s/ Noreen Doyle	Non-Executive Chair	June 13, 2019
Noreen Doyle

/s/ Gregory H. Boyce	Director	June 13, 2019
Gregory H. Boyce

/s/ Bruce R. Brook	Director	June 13, 2019
Bruce R. Brook

/s/ J. Kofi Bucknor	Director	June 13, 2019
J. Kofi Bucknor

/s/ Veronica M. Hagen	Director	June 13, 2019
Veronica M. Hagen

/s/ Sheri E. Hickok	Director	June 13, 2019
Sheri E. Hickok

/s/ René Médori	Director	June 13, 2019
René Médori

/s/ Jane Nelson	Director	June 13, 2019
Jane Nelson

/s/ Julio M. Quintana	Director	June 13, 2019
Julio M. Quintana

/s/ Joseph A. Carrabba	Director	June 13, 2019
Joseph A. Carrabba

/s/ Peifang Zhang	Director	June 13, 2019
Peifang Zhang